Calculation of Filing Fee Tables
Table 1: Transaction Valuation
		Transaction Valuation	Fee Rate	Amount of Filing Fee
Fees to be Paid	1	$ 4,401,517,421.25	0.000087	$ 382,932.02
Fees Previously Paid
	Total Transaction Valuation:	$ 4,401,517,421.25
	Total Fees Due for Filing:			$ 382,932.02
	Total Fees Previously Paid:			$ 0.00
	Total Fee Offsets:			$ 382,932.02
	Net Fee Due:			$ 0.00
Offering Note
[1]	Aggregate number of securities to which transaction applies: As of October 20, 2026, the maximum number of the Registrant's common shares outstanding to which this transaction applies is estimated to be 217,358,885, which is composed of (1) 126,442,144 Class A common shares, $0.0000011951862 par value per share and (2) 90,916,741 Class B common shares, $0.0000011951862 par value per share. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): Estimated solely for the purposes of calculating the filing fee, as of October 20, 2026, the underlying value of the transaction was calculated based on the product of the aggregate number of securities of the Company to which the transaction applies (as set forth in (1) above) and the per share merger consideration of $20.25 applicable to such shares. In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying the product calculated in the preceding sentence by .00008700.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Fee Paid with Fee Offset Source
Fee Offset Claims	1		Schedule 14A	001-42765	10/30/2026		$ 382,932.02
Fee Offset Sources		Accelerant Holdings	Schedule 14A	001-42765		10/30/2026		$ 382,932.02
Explanation of the basis for claimed offset:
[1]	Accelerant Holdings previously paid $382,932.02 upon the filing of its Schedule 14A on October 30, 2026 in connection with the transaction reported hereby.